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

                                                                     Exhibit 3.3
                                                                     -----------
                               AMENDED AND RESTATED

                                   B Y - L A W S

                                        OF

                                PACTEL CORPORATION


  ARTICLE I
  Principal Office

       Section 1. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 2999 Oak Road, Walnut Creek, CA 94596. The board of directors may change said principal executive office from one location to another.


                                    ARTICLE II
                             Meetings of Shareholders

       Section 1. All meetings of the shareholders shall be held at any place within or without the State of California which may be designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

       Section 2. The annual meeting of the shareholders of the corporation first following the adoption of these by-laws shall be held on the 59th day following the effective date of the Registration Statement on Form S-1 filed by the corporation with the Securities and Exchange Commission on August 27, 1993, and the record date for such meeting shall be the day immediately preceding such effective date. The next annual meeting shall be held in 1995 in the months of April through July on such date and at such time as shall be determined by the board of directors; and each annual meeting thereafter shall be held on such date and at such time (but not more than 15 months after the date of the preceding annual meeting) as shall be determined by the board of directors. At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by first-class (or by third-class, if there are 500 or more shareholders of record) mail or other means of written communication (which includes, without limitation and wherever used in these by-laws, telegraphic and facsimile communication), charges prepaid, addressed to each shareholder at the address appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If no address of a shareholder appears on the books of the corporation or is given by the shareholder to the corporation, notice is duly given to him or her if sent by


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

  mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

       All such notices shall be given to each shareholder entitled thereto not less than 10 days (30 days if there are 500 or more shareholders of record and the corporation sends notice by third-class mail) nor more than 60 days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication.

       Such notices shall state:

       (a)  the place, date and hour of the meeting;

       (b) those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

       (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election; and

       (d)  such other matters, if any, as may be expressly required by statute.

       Section 3. Special meetings of the shareholders for the purpose of taking any action permitted to be taken by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called by the chairman of the board, the chief executive officer or the president, or by any executive vice president or vice president, or by the board of directors, or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting.

       Upon request in writing delivered either in person or by registered or certified mail, return receipt requested, to the chairman, chief executive officer, president or secretary by any persons entitled to call a meeting of shareholders, it shall be the duty of such chairman, chief executive officer, president or secretary forthwith to cause to be given to the shareholders entitled thereto notice of such meeting to be held on a date not less than 20 nor more than 90 days after the receipt of such request, as such officer may fix. If such notice is not given within 40 days after the delivery of or mailing of such request, the persons calling the meeting may fix the time of meeting and give notice thereof as in the manner hereinafter provided, or cause such notice to be given by any designated representative.

       Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of shareholders. Notice of any special meeting shall also specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

       Section 4. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than


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

  adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the preceding sentence.

       Section 5.

       (a) Except as provided in the articles of incorporation, every shareholder complying with paragraph (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

       (b) No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

       (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

       Section 6. To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, within the time specified in the federal proxy rules for timely submission of a shareholder proposal or, if not within such time, then not less than 35 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received by the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 6; provided, however, that nothing in this Section 6


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

  shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

       The Chairman of the board of directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

       Section 7. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors at the annual meeting, by or at the direction of the board of directors, may be made by any Nominating Committee or person appointed by the board of directors; nominations may also be made by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 35 days prior to the meeting or the date the shareholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director,
  (i) the  name,  age, business  address and  residence  address of  the person,
  (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and
  (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to
  Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class, series and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

       In connection with any annual meeting, the Chairman of the board of directors shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                    ARTICLE III
                                Board of Directors



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

       Section 1. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these by-laws as to action to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers:

       First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the articles of incorporation or with the by-laws, as they may deem best;

       Second:   To  elect  and  remove at  pleasure  the  officers, agents  and
  employees  of   the  corporation,  prescribe   their  duties  and   fix  their
  compensation;

       Third: To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful;

       Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor; and

       Fifth: To alter, repeal or amend, from time to time, and at any time, these by-laws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional by-laws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such by-laws, or to revoke the delegation of authority of the directors, as provided by law or by Article VI of these by-laws.

       Section 2. The provisions governing the number of directors are stated in the Articles of Incorporation and may be changed only by an amendment of the Articles of Incorporation. Subject to the provisions of the Articles of Incorporation for changing the authorized number of directors, the authorized number of directors of the corporation shall be as follows. Until the commencement of the annual meeting of shareholders of the corporation on January 21, 1994, the authorized number of directors of the corporation shall be three. Effective upon the commencement of the annual meeting of shareholders of the corporation on January 21, 1994, and continuing to the date of effectiveness of Paragraph B of Article FOURTH of the corporation's Amended and Restated Articles of Incorporation, the authorized number of directors of the corporation shall be eight or such greater number as the board of directors may determine. Effective upon the date of effectiveness of Paragraph B of Article FOURTH of the corporation's Amended and Restated Articles of Incorporation, the authorized number of directors of the corporation shall be ten or such greater or lesser number as the board of directors may determine.


                                    ARTICLE IV
                               Meetings of Directors

       Section 1. Regular meetings of the board of directors shall be held at any place within or without the State of California that has been designated


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

  from time to time by the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation, except as provided in Section 2 of this Article. Special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the corporation.

       Section 2. Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without call on such date and time as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next business day thereafter ensuing which is not a legal holiday. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors.

       Section 3. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, chief executive officer or president or, if the chairman of the board, chief executive officer and the president are all absent or are unable or refuse to act, by any executive vice president or vice president or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him or her at his or her home or office address as they appear upon the records of the corporation or, if not so shown on the records and not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least eight hours prior to the time of the holding of the meeting. Any notice given personally, by facsimile or by telephone may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

       Section 4. Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the
  required  quorum  for such  meeting.   A  majority of  the  directors present,
  whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

       Section 5. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

       Section 6. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

       Section 7. The provisions of this Article IV shall also apply, with necessary changes in points of detail, to committees of the board of directors, if any, and to actions by such committees (except (i) for the first sentence of Section 2 of Article IV, which shall not apply, (ii) that special meetings of a committee may also be called at any time by any two members of the committee and (iii) that any committee may by resolution adopt provisions governing notice of committee meetings that are different from the provisions of Article IV, Section 3 of these by-laws), unless otherwise provided by these by-laws or by the resolution of the board of directors designating such committees. For such purpose, references to "the board" or "the board of directors" shall be deemed to refer to each such committee and references to "directors" or "members of the board" shall be deemed to refer to members of the committee. Committees of the board of directors may be designated, and shall be subject to the limitations on their authority, as provided in
  Section 311 of the General Corporation Law. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

                                     ARTICLE V
                                     Officers

       Section 1. The officers of the corporation shall be a chairman of the board, chief executive officer or a president, or all of the foregoing, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, one or more executive vice presidents, senior vice presidents and vice presidents, a general counsel, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be designated from time to time by the board of directors. Any number of offices may be held by the same person. The officers shall be elected by the board of directors and shall hold office at the pleasure of such board.

                               Chairman of the Board

       Section 2.   The chairman of the board,  if there be such officer, shall,


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

  if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the by-laws. If there is not a chief executive officer, the chairman of the board shall, in addition, be the general manager and chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3 of
  Article V of these by-laws.

                              Chief Executive Officer

       Section 3. Subject to such powers and duties, if any, as may be prescribed by these by-laws or the board of directors for the chairman of the board, if there be such officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He or she shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He or she shall have all the powers and shall perform all of the duties which are ordinarily inherent in the office of chief executive officer of a corporation, and he or she shall have such further powers and shall perform such further duties as may be prescribed for him or her by the board of directors.

                                     President

       Section 4. In the absence or disability of the chief executive officer, or if there be none, the president shall perform all of the duties of the chief executive officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the chief executive officer. The president shall have such other duties as from time to time may be prescribed for him by the board of directors.

                   Executive Vice Presidents and Vice Presidents

       Section 5. In the absence or disability or refusal to act of the president, the executive vice presidents and vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the executive vice presidents or vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The executive vice presidents and vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the by-laws.

                                     Secretary

       Section 6. The secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the shareholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings, and the number of shares present or represented at shareholders'
  meetings. The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent a record of shareholders or a duplicate record of shareholders showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the


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

  number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary or, if they are absent or unable or refuse to act, any other officer of the corporation, shall give or cause to be given notice of all the meetings of the shareholders, the board of directors and committees of the board required by the by-laws or by law to be given, and he or she shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws.

                               Assistant Secretaries

       Section 7. It shall be the duty of the assistant secretaries to assist the secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the board of directors.

                              Chief Financial Officer

       Section 8. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation. He or she shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the corporation may from time to time determine, shall render to the chief executive officer and the board of directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall perform such further duties as the board of directors may require.

                        Treasurer and Assistant Treasurers

       Section 9. The treasurer of the corporation, if any, shall have such duties as may be specified by the chief financial officer to assist the chief financial officer in the performance of his or her duties. It shall be the duty of the assistant treasurers to assist the treasurer in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the board of directors.

                                  General Counsel

       Section 10. In the absence or disability or refusal to act of the senior vice president-legal (if any), the general counsel shall perform all of the duties of the senior vice president-legal and when so acting shall have all of the powers of and be subject to all of the restrictions upon the senior vice president-legal. The general counsel shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the board of directors, the by-laws, or the senior vice president-legal (if any).

                                    ARTICLE VI
                                    Amendments

       Section 1. New by-laws may be adopted or these by-laws may be amended or repealed by the affirmative vote of 66-2/3% of the outstanding shares entitled to vote, except as otherwise provided by law or by the articles of incorporation or these by-laws.

       Section 2. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal by-laws, and except as otherwise provided by law or by the articles of incorporation, by-laws, other than a


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

  by-law or amendment thereof changing the authorized maximum or minimum number of directors, may be adopted, amended or repealed by the affirmative vote of at least 66-2/3% of the directors of the corporation, which shall include the affirmative vote of at least one director of each class of the board of directors if the board shall then be divided into classes.























































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